                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               Administaff, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                            [ADMINISTAFF LETTERHEAD]


March 29, 2000


Dear Stockholder:

On behalf of your board of directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at Administaff's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas 77339, on May 2, 2000 at 10:00 a.m.

It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope. Please note that voting in this manner will not prevent you from attending the meeting and voting in person.

You will find information regarding the matters to be voted on at the meeting in the following pages. Our 1999 Annual Report to Stockholders is also enclosed with these materials.

Your interest in Administaff is appreciated, and we look forward to seeing you on May 2.

Sincerely,

/s/ Paul J. Sarvadi

Paul J. Sarvadi
President and Chief Executive Officer

                                ADMINISTAFF, INC.
                             A DELAWARE CORPORATION
                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2000
                                 KINGWOOD, TEXAS

         The Annual Meeting of the Stockholders of Administaff, Inc., a Delaware corporation (the "Company"), will be held at the Company's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas 77339, on May 2, 2000 at 10:00 a.m., Central Daylight Savings Time, for the following purposes:

         1. To elect two Class II directors to serve until the annual stockholders' meeting in 2003 or until their successors have been elected and qualified.

         2. To ratify the appointment of Ernst & Young, LLP as the Company's independent public accountants for the year ending December 31, 2000.

         3. To act upon such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

         Only stockholders of record at the close of business on March 3, 2000 are entitled to notice of, and to vote at, the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.



                                             By Order of the Board of Directors


                                             /s/ John H. Spurgin, II

                                             John H. Spurgin, II
                                             Vice President, Legal,
                                             General Counsel and Secretary



March 29, 2000
Kingwood, Texas

                                ADMINISTAFF, INC.
                             A DELAWARE CORPORATION
                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802

                                  -------------

                                 PROXY STATEMENT

                                  -------------

         The accompanying proxy is solicited by the Board of Directors of Administaff, Inc., a Delaware corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders to be held on May 2, 2000, and at any reconvened meeting after an adjournment thereof. The Annual Meeting of Stockholders will be held at 10:00 a.m., Central Daylight Savings Time, at the Company's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas 77339.

         Stockholders of record may vote by attending the meeting or by signing, dating and returning your proxy in the envelope provided. If you return your signed proxy, your shares will be voted as you direct. IF THE ACCOMPANYING PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE INDICATED THEREON, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by (i) submitting written notice of revocation to the Secretary of the Company at the address listed above, (ii) submitting another proxy that is properly signed and later dated, or (iii) voting in person at the Annual Meeting.

         The expense of preparing, printing and mailing proxy materials to the Company's stockholders will be borne by the Company. The Company has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders at a fee of approximately $3,500 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock.

         The approximate date on which this Proxy Statement and the accompanying proxy card will first be sent to stockholders is March 29, 2000.

         At the close of business on March 3, 2000, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the 2000 Annual Meeting of Stockholders or any reconvened meeting after an adjournment thereof, 13,489,837 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is required for a quorum. If a quorum is determined to exist at the meeting, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Directors of the Company shall be elected by a plurality of the votes cast. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. Accordingly, although proxies containing broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are considered "shares present" in determining whether there is a quorum present at the Annual Meeting, they are not treated as votes cast with respect to any matter, and thus will not affect the outcome of the voting on a particular proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of February 17, 2000, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company identified under the caption "Election of Directors -- Executive Compensation," and (iv) all directors, director nominees and executive officers of the Company as a group.

                                                                            AMOUNT AND
                                                                            NATURE OF
                                                                            BENEFICIAL       PERCENT
         NAME OF BENEFICIAL OWNER                                          OWNERSHIP(1)      OF CLASS
         ------------------------                                         --------------     --------

         Steven Alesio ..............................................             0(2)              *
         Michael W. Brown ...........................................        11,771(3)              *
         Jack M. Fields, Jr. ........................................        18,590(4)              *
         Paul S. Lattanzio ..........................................        13,804(5)              *
         Linda Fayne Levinson .......................................        19,301(6)              *
         Richard G. Rawson ..........................................       745,835(7)            5.5%
         Paul J. Sarvadi ............................................     1,874,300(8)           13.9%
         A. Steve Arizpe ............................................        43,334(9)              *
         Jay E. Mincks ..............................................        22,677(10)             *
         John H. Spurgin, II ........................................         6,656(11)             *
         American Express Travel Related Services Company, Inc. .....     2,758,641(12)          17.8%
         Gerald M. McIntosh .........................................       717,201(13)           5.3%
         Lang H. Gerhard ............................................     2,929,800(14)          21.8%
         Executive Officers and Directors as a group (13 persons) ...     2,769,344              20.4%

----------

* Represents less than 1%.

(1) Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802, unless otherwise noted.

(2) Mr. Steven Alesio is President and General Manager - Small Business Services Group, a division of American Express Company. American Express Travel Related Services Company, Inc. ("AETRS"), a subsidiary of American Express Company, owns 693,126 shares of Common Stock and warrants to purchase 2,065,515 shares of Common Stock. Mr. Alesio disclaims any beneficial ownership of the shares owned by AETRS. Mr. Alesio's address is 200 Vesey Street, New York, NY 10285.

(3) Includes options to purchase 10,000 shares of Common Stock which are exercisable within 60 days of February 17, 2000.

(4) Includes 2,000 shares owned by Jack Fields as Custodian for Jordan Fields UGMA and options to purchase 15,000 shares of Common Stock which are exercisable within 60 days of February 17, 2000.

(5) Includes options to purchase 5,000 shares of Common Stock which are exercisable within 60 days of February 17, 2000.

(6) Includes options to purchase 17,500 shares of Common Stock which are exercisable within 60 days of February 17, 2000.

(7) Includes 344,049 shares owned by the RDKB Rawson LP, 314,251 shares owned by the R&D Rawson LP, 25 shares owned by Dawn M. Rawson (spouse), 25 shares owned by Richard G. Rawson as Custodian for Kimberly Rawson UGMA, 25 shares owned by Richard G. Rawson as Custodian for Barbie Rawson UGMA, options to purchase 5,600 shares of Common Stock and options held by Dawn M. Rawson to purchase 150 shares of Common Stock which are exercisable within 60 days of February 17, 2000.

(8) Includes 1,299,700 shares owned by Our Ship Limited Partnership, Ltd., 574,500 shares owned by the Sarvadi Children's Partnership, Ltd. and 100 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi, JTWROS.

(9) Includes options to purchase 39,862 shares of Common Stock which are exercisable within 60 days of February 17, 2000.

(10) Includes options to purchase 22,596 shares of Common Stock which are exercisable within 60 days of February 17, 2000.

(11) Includes options to purchase 6,600 shares of Common Stock which are exercisable within 60 days of February 17, 2000.

(12) Includes warrants to purchase 2,065,515 shares of Common Stock. AETRS' address is World Financial Center, 200 Vesey Street, New York, NY 10285.

(13) Includes 493,237 shares held in trust by David W. Russell, Trustee of the McIntosh Charitable Remainder Unitrust, 90,500 shares owned by the G&B McIntosh Family Limited Partnership, 130,864 shares owned by Gerald
         M. & Barbara McIntosh, Trustees FBO McIntosh Revocable Trust, 100 shares owned by Jerry McIntosh & Bobbi McIntosh TNCOM and options to purchase 2,500 shares of Common Stock which are exercisable within 60 days of February 17, 2000. Mr. McIntosh's address is Four Kingwood Place, 900 Rockmead, Suite 132, Kingwood, Texas 77339.

(14) Based on a Schedule 13D filed with the SEC on August 9, 1999, West Highland Capital ("WHC"), a registered investment advisor, has shared voting and dispositive power with respect to 1,679,000 shares; Estero Partners, LLC ("LLC") has shared voting and dispositive power with respect to 1,584,000 shares; West Highland Partners, L.P. ("WHP") has shared voting and dispositive power with respect to 1,280,000 shares; and Buttonwood Partners, L.P. ("BP") has shared voting and dispositive power with respect to 304,000 shares. Mr. Gerhard is the sole director and occupies all executive offices of WHC, and is the sole manager of LLC. WHC, LLC and Mr. Gerhard are the general partners of WHP and BP, both of which are investment limited partnerships. The address of each of such parties is 300 Drakes Landing Road, Suite 290, Greenbrae, California 94904.

                               PROPOSAL NUMBER 1:

                              ELECTION OF DIRECTORS


GENERAL

         The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The number of members constituting the Board of Directors is currently fixed at seven.

         In accordance with the Certificate of Incorporation of the Company, the members of the Board of Directors are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders' meeting following their election to office, or until a successor is duly elected and qualified. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the annual meeting of stockholders in 2002, 2000 and 2001, respectively.

         The term of office of each of the current Class II directors expires at the time of the 2000 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Mr. Sarvadi and Mr. Alesio have been nominated to serve an additional three-year term as Class II directors. Both of the nominees have consented to be named in this Proxy Statement and to serve as a director if elected.

         It is the intention of the person or persons named in the accompanying proxy card to vote for the election of both nominees named below unless a stockholder has withheld such authority. The affirmative vote of holders of a plurality of the Common Stock present in person or by proxy at the 2000 Annual Meeting of Stockholders and entitled to vote is required for election of the nominees.

         If, at the time of or prior to the 2000 Annual Meeting of Stockholders, either of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

NOMINEES-- CLASS II DIRECTORS (FOR TERMS EXPIRING AT THE 2003 ANNUAL MEETING)

         Paul J. Sarvadi. Mr. Sarvadi, age 43, is President, Chief Executive Officer and co-founder of the Company and its subsidiaries and has been a director since its inception in 1986. Mr. Sarvadi attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as President of the National Association of Professional Employer Organizations ("NAPEO") and was a member of its Board of Directors for five years. Mr. Sarvadi also served as President of the Texas Chapter of the National Association of Professional Employer Organizations ("TC-NAPEO") for three of the first four years of its existence. In 1995, Mr. Sarvadi was selected as Houston's Entrepreneur of the Year for service industries.

         Steven Alesio. Mr. Alesio, age 45, was elected a director of the Company on July 27, 1999. Since 1993, he has been the President and General Manager - Small Business Services Group, a division of American Express Company which is responsible for multiple business units, including Small Business Services, Tax & Accounting Services and Consumer Travel Network. He is also a member of the Policy and Planning Committee for American Express. Prior to assuming his present duties, Mr. Alesio held several senior management positions with American Express. Prior to joining American Express in 1981, he held several management positions with Arthur Andersen & Co. in Washington, D.C. Mr. Alesio holds a Bachelor of Science degree from St. Francis College and a Master of Business Administration from the University of Pennsylvania's Wharton School of Business.

             THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

DIRECTORS REMAINING IN OFFICE

         Linda Fayne Levinson. Ms. Levinson, age 57, has been a Class I director of the Company since April 1996. She has served as a principal of Global Retail Partners, L.P. since April 1997. From 1994 to 1997, she served as President of Fayne Levinson & Associates, an independent consulting firm located in Santa Monica, California that advises both major corporations and start-up entrepreneurial ventures. Prior to starting Fayne Levinson & Associates, Ms. Levinson served as an executive with Creative Artists Agency, Inc. in 1993, a partner of Wings Partners, Inc., a merchant banking firm, from 1989 to 1992, Senior Vice President for American Express Travel Related Services Company, Inc. from 1984 to 1987, and as a partner of the consulting firm of McKinsey and Co. from 1979 to 1981. Ms. Levinson holds a Bachelor of Arts degree in Russian Studies from Barnard College, a Master of Business Administration degree from New York University School of Business and a Master of Arts degree in Russian Literature from Harvard University. Ms. Levinson also currently serves as a director for Jacobs Engineering Group, Inc., NCR Corporation, CyberSource, Inc., GoTo.com, Inc. and Exactis.com, Inc.

         Michael W. Brown. Mr. Brown, age 54, joined the Company as a Class I director in November 1997. Mr. Brown is the past Chairman of the Nasdaq Stock Market Board of Directors and is currently a governor of the National Association of Securities Dealers. Mr. Brown joined Microsoft Corporation in 1989 as its Treasurer and became its Chief Financial Officer in 1993, in which capacity he served until his retirement in July 1997. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP. Mr. Brown is also a director of Fat Kat, Inc. and Citrix Systems, Inc., a trustee of the Financial Executives Research Foundation, and a member of the Thomas Weisel Partners Advisory Board, Center for Strategic and International Studies, the Financial Executives Institute, the American Institute of Certified Public Accountants, and the University of Washington School of Business Advisory Board. He is also an advisor to BIOS, L.P., a Santa Fe, New Mexico group specializing in commercial applications of the science of complex adaptive systems.

         Jack M. Fields, Jr. Mr. Fields, age 48, joined the Company as a Class III director in January 1997 following his retirement from the United States House of Representatives, where he served for 16 years. During 1995 and 1996, Mr. Fields served as Chairman of the House Telecommunications and Finance Subcommittee which has jurisdiction and oversight of the Federal Communications Commission and the Securities and Exchange Commission. Mr. Fields is Chief Executive Officer of Texana Global, Inc. in Humble, Texas as well as Chief Executive Officer of 21st Century Group in Washington, D.C. Mr. Fields also serves on the Board of Directors for AIM Management and Telscape International. Mr. Fields earned a Bachelor of Arts degree in 1974 from Baylor University, and graduated from Baylor Law School in 1977.

         Paul S. Lattanzio. Mr. Lattanzio, age 36, has been a Class III director of the Company since 1995. He has been a Managing Director for Toronto Dominion Capital, the private equity arm for Toronto Dominion Bank, since July 1999. From February 1998 to March 1999, he was a co-founder and Senior Managing Director of NMS Capital Management, LLC, a $600 million private equity fund affiliated with NationsBanc Montgomery Securities. Prior to NMS Capital, Mr. Lattanzio served in several positions with various affiliates of Bankers Trust New York Corporation for over 13 years, most recently as a Managing Director of BT Capital Partners, Inc. Mr. Lattanzio has experience in a variety of investment banking disciplines, including mergers and acquisitions, private placements and restructuring advisory areas. Mr. Lattanzio also serves on the Board of Directors of Medical Logistics, Inc. Mr. Lattanzio received his Bachelor of Science degree in Economics with honors from the University of Pennsylvania's Wharton School of Business in 1984.

         Richard G. Rawson. Mr. Rawson, age 51, who serves as Executive Vice President of Administration, Chief Financial Officer and Treasurer of the Company and its subsidiaries, is a Class III director and has been a director of the Company since 1989. Prior to joining the Company in 1989, Mr. Rawson served as a Senior Financial Officer and Controller for several companies in the manufacturing and seismic data processing industries. Mr. Rawson currently serves as President of NAPEO. He previously served as Chairman of the Accounting Practices Committee of NAPEO for five years and was a member of the Executive Committee of its Board of Directors, as well as its Treasurer, Second Vice President and First Vice President. He is also a member of the Financial Executives Institute. Mr. Rawson has a Bachelor of Business Administration degree in Finance from the University of Houston.

         Mr. Gerald M. McIntosh resigned as a director effective May 4, 1999. Upon Mr. McIntosh's resignation, the Board, in accordance with its authority under the Certificate of Incorporation and Bylaws, decreased the number of members constituting the Board of Directors to seven (from eight). Mrs. Anne Busquet resigned as a director effective July 27, 1999, and, in accordance with the Company's Securities Purchase Agreement with AETRS, Mr. Alesio was elected by the Board to fill the vacancy created by her resignation. See "Certain Relationships and Related Transactions."

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has appointed three committees: a Finance, Risk Management and Audit Committee, a Compensation Committee and a Nominating Committee. The members of the Finance, Risk Management and Audit Committee are Mr. Brown, who serves as Chairperson, Mr. Lattanzio and Mr. Alesio. The Finance, Risk Management and Audit Committee oversees the financial affairs of the Company, reviews the Company's policies and procedures with respect to risk management, reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, reviews the scope of other services provided by the Company's independent accountants, reviews proposed changes in the Company's financial and accounting standards and principles and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and makes recommendations to the Board of Directors on the engagement of the independent accountants, as well as other matters which may come before it as directed by the Board of Directors.

         The members of the Compensation Committee are Ms. Levinson, who serves as Chairperson, and Mr. Fields. The Compensation Committee evaluates the performance of and determines the compensation for senior management, administers the Company's compensation programs and performs such other duties as may from time to time be determined by the Board of Directors. The members of the Nominating Committee are Mr. Sarvadi, who serves as Chairperson, and Ms. Levinson. The Nominating Committee considers and makes recommendations to the Board of Directors or the stockholders regarding persons to be nominated by the Board of Directors for election as directors and, in the event of a vacancy in the office of the Chief Executive Officer, would recommend a successor to the Board. The Nominating Committee will consider nominations to the Board submitted by stockholders, provided that any stockholder submitting a nomination complies with the procedures set forth in the Company's Bylaws governing nominations by stockholders. Such procedures are described under "Proposals of Stockholders."

INFORMATION REGARDING MEETINGS

         During 1999, the Finance, Risk Management and Audit Committee had three meetings, the Compensation Committee had two meetings, the Nominating Committee had no meetings and the Board of Directors had eight meetings. With the exception of Mr. Brown and Mr. Fields, each of whom missed three Board meetings, all of the members of the Board participated in more than 75% of the meetings of the Board and Committees of which they were members during the fiscal year ended December 31, 1999.

DIRECTOR COMPENSATION

         Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors of the Company who are not employees of the Company are paid (i) an annual retainer of $10,000,
(ii) $2,500 for each Board of Directors meeting attended, (iii) an annual fee of $1,000 payable for each committee of the Board (if any) of which such person is the Chairperson and (iv) reasonable expenses incurred in serving as a director. The annual compensation can be taken in cash or Common Stock, at the director's option. In addition, pursuant to the Company's 1997 Incentive Plan, each director automatically receives on the date such person first becomes a director, a grant of nonqualified options to purchase 7,500 shares of Common Stock, which have a term of ten years and vest in increments of one-third of the total grant on the first, second and third anniversaries of the grant. In addition, following each annual meeting of the Company's stockholders, each non-employee director who was not initially elected at such meeting, receives an annual grant of non-qualified options to purchase an additional 2,500 shares of Common Stock, all of which have a term of ten years and are fully vested on the date of grant. The exercise price of all such options is the closing sale price on the New York Stock Exchange of the Common Stock on the date the options are granted. Mr. Alesio has declined all compensation for his service as director except for reimbursement of actual expenses.

EXECUTIVE OFFICERS OF THE COMPANY

         Set forth below is certain information relating to the current executive officers of the Company. Officers of the Company are elected annually. Biographical information with respect to Messrs. Sarvadi and Rawson is set forth above under "Nominees - Class II Directors" and "Directors Remaining in Office," respectively.

NAME                                         AGE                                   POSITION
----                                         ---                                   --------

Paul J. Sarvadi.........................     43    President and Chief Executive Officer
Richard G. Rawson.......................     51    Executive Vice President of Administration, Chief Financial Officer and
                                                   Treasurer
A. Steve Arizpe.........................     42    Executive Vice President of Client Services
Jay E. Mincks...........................     47    Executive Vice President of Sales and Marketing
Samuel G. Larson........................     38    Vice President of Enterprise Project Management
Douglas S. Sharp........................     38    Vice President of Finance and Controller
John H. Spurgin, II.....................     53    Vice President of Legal, General Counsel and Secretary
Rodney H. Williamson....................     54    Vice President of Benefits

         A. Steve Arizpe, Executive Vice President of Client Services, joined Administaff in 1989. Since that time, Mr. Arizpe has served as Houston Sales Manager, Regional Sales Manager, and Vice President of Sales. Prior to joining Administaff, Mr. Arizpe served in sales and sales management roles for two large corporations and has more than 18 years of management and sales experience.

         Jay E. Mincks, Executive Vice President of Sales and Marketing, joined Administaff in 1990. Since that time, Mr. Mincks has served as Houston Sales Manager, Regional Sales Manager for the Western United States, and Vice President of Sales & Marketing. Prior to joining Administaff, Mr. Mincks served in a variety of positions, including management, in the sales and sales training fields with various large companies.

         Samuel G. Larson, Vice President of Enterprise Project Management, joined Administaff in August 1994. Prior to being promoted to his present position in January 2000, he served as Vice President of Finance since May 1997. Prior to joining Administaff, Mr. Larson served as Controller for a small, publicly held company, as Financial Reporting Manager for NL Industries, Inc., and as an Audit Manager with Ernst & Young, L.L.P.

         Douglas S. Sharp, Vice President of Finance and Controller, joined Administaff in January 2000. From July 1994 until he joined Administaff, Mr. Sharp served as Chief Financial Officer for Rimkus Consulting Group, Inc. Prior to that, he served as Controller for a small, publicly held company, as Controller for a large software company, and as Audit Manager for Ernst & Young, LLP.

         John H. Spurgin, II, Vice President of Legal, General Counsel and Secretary, joined Administaff in January 1997. Prior to joining Administaff, Mr. Spurgin was a partner with the Austin office of McGinnis, Lochridge & Kilgore, L.L.P., where he served as Administaff's outside counsel for over nine years.

         Rodney H. Williamson, Vice President of Benefits, joined Administaff in July 1998. Prior to joining Administaff, Mr. Williamson served as a vice president for BlueCross BlueShield of Georgia, and, prior to that, worked for Aetna U.S. Healthcare for 27 years in various capacities, most recently as Vice President and General Manager.

EXECUTIVE COMPENSATION

         The following table summarizes certain information regarding compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively the "Named Executive Officers") for services rendered in all capacities to the Company during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                  ------------------
                                                         ANNUAL COMPENSATION(1)
                                                         -----------------------
                                                                                      SECURITIES          ALL OTHER
        NAME AND PRINCIPAL POSITION              YEAR      SALARY     BONUS(2)    UNDERLYING OPTIONS   COMPENSATION(3)
        ---------------------------              ----      ------     ---------   ------------------   ---------------
Paul J. Sarvadi ............................     1999     $270,706     $ 71,097        40,000            $ 10,620
     President and Chief                         1998     $275,154           --            --            $  1,020
     Executive Officer                           1997     $239,292     $ 36,750            --            $  1,020

Richard G. Rawson ..........................     1999     $254,132     $162,944        25,000            $  9,100
     Executive Vice President                    1998     $253,885     $ 96,199            --            $  2,880
     of Administration, Chief                    1997     $226,400     $124,040        14,000            $  1,740
     Financial Officer and Treasurer

A. Steve Arizpe ............................     1999     $236,420     $ 62,193        25,000            $  9,235
     Executive Vice President                    1998     $235,557           --        20,000                  --
     of Client Services                          1997     $203,517     $ 23,604        14,000                  --

Jay E. Mincks ..............................     1999     $205,902     $ 54,965        25,000            $  4,988
     Executive Vice President of                 1998     $197,670           --        20,000                  --
     Sales and Marketing                         1997     $171,592     $ 19,973        23,000                  --

John H. Spurgin, II ........................     1999     $187,939     $ 49,287        15,000            $  8,602
     Vice President of Legal,                    1998     $188,150           --         6,000                  --
     General Counsel and Secretary               1997     $151,735     $ 15,848        20,000                  --

--------

(1) Excludes perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary reported for each executive officer.
(2) Includes for each year shown an additional bonus amount for Mr. Rawson equal to the interest paid by Mr. Rawson to the Company on loans from the Company during the applicable year, plus any applicable taxes due on such component of his bonus. See "Certain Relationships and Related Transactions."
(3) Represents the Company's employer matching contributions to the Administaff 401(k) Plan and payments of $1,020 and $2,880 in 1999 for Mr. Sarvadi and Mr. Rawson, respectfully, with respect to life insurance policies benefiting the named executive.


STOCK OPTIONS

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                         Individual Grants                                           Potential Realizable
                              ----------------------------------------                                     Value At
                                                                                                    Assumed Annual Rates Of
                                                      Percent Of Total                                    Stock Price
                                                        Options/SARS                                     Appreciation
                              Number Of Securities       Granted To     Exercise or                   For Option Term(3)
                              Underlying Options/       Employees In     Base Price   Expiration    -----------------------
Name                            SARs Granted(1)          Fiscal Year     ($/Sh)(2)       Date         5%($)         10%($)
----                          -------------------     ----------------  -----------   ----------    --------      ---------
Paul J.  Sarvadi........             40,000                 7.7%            $15.75      8/2/2009     $396,204    $1,004,058
Richard G. Rawson........            25,000                 4.8%            $15.75      8/2/2009      247,627       627,536
A. Steve Arizpe .........            25,000                 4.8%            $15.75      8/2/2009      247,627       627,536
Jay E. Mincks............            25,000                 4.8%            $15.75      8/2/2009      247,627       627,536
John H. Spurgin, II......            15,000                 2.9%            $15.75      8/2/2009      148,576       376,522

(1) All options have a term of ten years and become exercisable in increments of one-third of the total grant on the first, second and third anniversaries of the grant.

(2) The exercise price of the options granted is equal to the closing price per share of the Common Stock on the New York Stock Exchange on the date of grant.

(3) Represents total appreciation over the exercise price at the assumed annual appreciation rates of 5% and 10% compounded annually for the term of the options.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                          Number of
                                                                          Securities               Value of
                                                                          Underlying             Unexercised
                                                                         Unexercised            In-The-Money
                                                                       Options/SARs At         Options/SARs At
                                         Shares                        Fiscal Year-End         Fiscal Year-End
                                      Acquired On        Value           Exercisable/           Exercisable/
Name                                    Exercise        Realized        Unexercisable         Unexercisable (1)
----                                  -----------       --------       ---------------        -----------------
Paul J. Sarvadi ................            --              --             -- / 40,000            -- / $580,000
Richard G. Rawson ..............            --              --          5,600 / 33,400      $ 51,712 / $440,068
A. Steve Arizpe ................           3,000        $ 27,375       39,862 / 54,124      $643,856 / $519,192
Jay E. Mincks ..................            --              --         22,596 / 57,150      $229,636 / $510,250
John H. Spurgin, II ............           2,000        $ 16,500        6,600 / 29,800      $ 60,928 / $336,334

(1) Represents the difference between the closing price of the Company's Common Stock on December 31, 1999 ($30.25) and the exercise price of the options.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee is responsible for evaluating the performance of and determining the compensation for executive officers including the Chief Executive Officer. It is also responsible for overseeing the Company's 1997 Incentive Plan and Nonqualified Stock Option Plan. The Compensation Committee has furnished the following report on executive compensation for 1999. Although Mr. Sarvadi, the Company's President and Chief Executive Officer, was a member of the Compensation Committee during 1999, he abstained from all discussions and deliberations regarding his own compensation, and abstained from voting on all matters. Mr. Sarvadi resigned from the Compensation Committee on January 19, 2000.

         The Company's compensation programs are designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers, including the Chief Executive Officer, generally consists of three components: (i) a base salary payable in cash, (ii) variable compensation, which is targeted as a percentage of base pay and may be payable in cash awards, phantom shares, performance units, bonus stock or other stock-based awards and (iii) long-term incentive compensation, which generally consists of stock options.

         In determining the overall level of compensation for each of the Company's executive officers, including the Chief Executive Officer, the Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. The Compensation Committee annually reviews the overall compensation levels of executives of a peer group of companies, and generally seeks to set base compensation at the median point of the range of those compensation levels and total compensation (variable plus base) at the third quartile of the range in comparison to such peer companies. The Company's peers for executive compensation purposes include some, but not all, of the companies included in the self-constructed peer index on the performance graph. The Company compares itself for compensation purposes to companies with which the Company believes it is more likely to compete for executive talent, and thus excludes some larger companies that are included in the peer index. The Company likewise includes as peers for compensation purposes some companies in the service industry that have similar revenue as the Company, but that are not PEOs. In setting base salary for executives other than the Chief Executive Officer, the Compensation Committee also considers the Chief Executive Officer's subjective evaluation of the executive's performance.

         Variable compensation is generally computed as a percentage of base salary, which is determined by the Compensation Committee based on factors such as the Company's revenue growth, increase in the number of worksite employees, achievement of the Company's expansion goals and profitability. More specifically, 1999 variable compensation (which was paid in 2000) was based on a gross profit improvement factor and operating expense savings from budget (which constituted 16% of the total pay) and achievement of the following major initiatives (which constituted 10% of the total pay): favorable resolution of 401(k) Plan non-discrimination testing issues; deployment of expanded functionality within Administaff Assistant, including improved and expanded reporting capabilities and the on-line submission and approval of payroll data; opening of the Atlanta Service Center by the end of the third quarter; the implementation by the end of the second quarter of a change in the method used to calculate service fees for clients who experience employee turnover; and completion of the sales expansion plan by the end of the second quarter. In addition to the variable compensation calculated as a percentage of base salary, pursuant to understandings of certain executive officers with the Company, such executive officers receive an additional bonus amount equal to the interest paid by such officers on loans from the Company plus any applicable taxes due on such additional bonus amount. See "Certain Relationships and Related Transactions."

Long-term Incentive Compensation

         Long-term incentive compensation is provided through the Company's Incentive Plan, the objectives of which are to promote the interests of the Company by encouraging employees of the Company and its subsidiaries to acquire or increase their equity interest in the Company and to provide a means whereby such persons may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Awards under the Incentive Plan have generally been made in the form of stock options, although in the future such awards may include phantom shares, performance units, bonus stock or other stock-based awards. The Compensation Committee believes that stock options align the interest of the Company's executives with those of its stockholders by encouraging executives to enhance the value of the Company, and hence, the price of the Common Stock and each stockholder's return. The Company may periodically grant new options or other long-term equity-based incentives to provide continuing incentive for future performance. In making the decision to grant options, the Compensation Committee considers factors including an executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company.

         In 1999, the Company granted options to purchase an aggregate of 130,000 shares of Common Stock to executive officers of the Company, including a grant made to the Chief Executive Officer.

CEO Compensation

         The compensation of the Chief Executive Officer is determined in the same manner as the other executives of the Company, as set forth above. In 1999, the Compensation Committee granted Mr. Sarvadi options to purchase 40,000 shares of Common Stock. In making the grant, the Compensation Committee considered Mr. Sarvadi's large ownership position in the Company. Although the Compensation Committee believes that the grant of options to Mr. Sarvadi further aligns his interests with those of stockholders, the Compensation Committee considered the grant to Mr. Sarvadi to be more in the nature of variable compensation than a long-term incentive.

Section 162(m) of the Internal Revenue Code

         Because the Company has not yet granted any executive officer compensation exceeding $1,000,000 in any year, the Compensation Committee has not yet adopted a policy with respect to the limitation under Section 162(m) of the Internal Revenue Code, which generally limits the Company's ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year. The Compensation Committee, in consultation with the Board of Directors, will adopt such a policy if the compensation awarded to an executive exceeds such amount.

                                                  Linda Fayne Levinson
                                                  Jack M. Fields, Jr.

PERFORMANCE GRAPH


                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                 AMONG ADMINISTAFF, INC., THE S & P 500 INDEX,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP


                                     [GRAPH]

                                                 Cumulative Total Return
                                       -------------------------------------------
                                       2/3/97       12/97        12/98       12/99

ADMINISTAFF, IN                        100.00      152.21       147.06      177.94
PEER GROUP                             100.00       23.70        14.68        7.89
S & P 500                              100.00      125.19       160.97      194.84
RUSSELL 2000                           100.00      129.40       121.05      119.25


* $100 INVESTED ON 2/3/97 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31.


         The above graph compares the cumulative total return of the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index, the Russell 2000 Index and an industry peer group index for the period from February 3, 1997 to December 31, 1999 (assuming reinvestment of any dividends and an investment of $100 in each on February 3, 1997). This is the first year that the Company has compared its stock performance to the Russell 2000 Index. The Company intends to use this index in future years because the companies included in the Russell 2000 Index generally have market capitalizations that are more similar to that of the Company than those included in the S&P 500. Therefore, the Company believes that the Russell 2000 Index provides a more accurate basis for comparison of the Company's relative performance. In compliance with SEC rules, the Company is also comparing its stock performance to the S&P 500 Index, which it has used in past years.

         The peer group consists of Vincam, Inc. (through December 31, 1998), Employee Solutions, Inc., Team America Corporation, TeamStaff, Inc. (formerly known as Digital Solutions, Inc.), Staff Leasing, Inc. and NovaCare Employee Services, Inc. (through December 31, 1998), each of which provides or provided professional employer services. Vincam, Inc. and NovaCare Employee Services, Inc. were dropped from the return calculation after December 31, 1998 as a result of each of them being acquired in 1999, and the then market value attributable to each was assumed to be reinvested in the other four companies in the index.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1999, the members of the Compensation Committee were Ms. Levinson, Mr. Fields and Mr. Sarvadi, who is also the Company's President and Chief Executive Officer. Other than Mr. Sarvadi, no member of the Compensation

Committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any transactions with the Company. As discussed in the Report of the Compensation Committee above, Mr. Sarvadi participated in deliberations regarding executive compensation, but abstained from voting on all matters.

         During 1999, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

         Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) reports with respect to the year ended December 31, 1999 applicable to its officers, directors and greater than 10% beneficial owners, were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In June 1995, Richard G. Rawson, Executive Vice President of Administration, Chief Financial Officer, Treasurer and a director of the Company, exercised options to purchase 448,667 shares of Common Stock at a price of $0.75 per share. The purchase price was paid in cash by Mr. Rawson. In connection with the exercise of the options, the Company entered into a loan agreement with Mr. Rawson in the amount of approximately $694,000, whereby the Company paid certain federal income tax withholding requirements related to the stock option exercise. The loan agreement called for an additional amount to be advanced to Mr. Rawson in the event the ultimate tax liability resulting from the exercise exceeded the statutory withholding requirements. In April 1996, an additional $300,000 was loaned to Mr. Rawson pursuant to this provision of the agreement. Mr. Rawson, his wife and a family limited partnership of which Mr. Rawson is the general partner are obligors of such loans. The maturity date of the June 1995 loan was extended in February 2000 to June 2002. The April 1996 loan matures in April 2001. Both loans are secured by 48,982 shares of Common Stock owned by the obligors. The loans accrue interest at 6.93%; however, pursuant to an understanding Mr. Rawson has with the Company, in each year that the loans have been outstanding, Mr. Rawson has received a bonus amount equal to the interest paid by Mr. Rawson on the loans, plus any applicable taxes due on such component of his bonus. See "Report of the Compensation Committee of the Board of Directors."

         In September 1995, Jerald L. Broussard, the former Senior Vice President of Business Development, exercised options to purchase 40,000 shares of Common Stock at a price of $1.50 per share. The purchase price was paid in cash by Mr. Broussard. In connection with the exercise of the options, the Company entered into a loan agreement with Mr. Broussard whereby the Company paid certain federal income tax withholding requirements related to the stock option exercise on behalf of Mr. Broussard in the amount of $141,000. The loan agreement called for an additional amount to be advanced to Mr. Broussard in the event the ultimate tax liability resulting from the exercise exceeded the statutory withholding requirements. In June 1997, the Company loaned Mr. Broussard an additional $46,000 pursuant to this provision of the agreement. In June 1999, both loans were renewed, extended and modified by a loan agreement in the amount of $192,791, which is repayable in five years, accrues interest at 10%, and is secured by 15,061 shares of the Company's Common Stock. Mr. Broussard resigned from the Company in May 1999.

         Steven Alesio was elected to the Company's Board of Directors in July 1999 to replace Anne Busquet who resigned as a director in July 1999. Mr. Alesio is President and General Manager - Small Business Services Group, a division of American Express Company ("American Express"). In March 1998, the Company completed a Securities Purchase Agreement (the "Agreement") with AETRS whereby the Company sold units consisting of 693,126 shares of its Common Stock (293,126 shares from Treasury Stock) and warrants to purchase an additional 2,065,515 shares of Common Stock to AETRS for a total purchase price of $17.7 million. The warrants have exercise prices ranging from $40 to $80 per share and terms ranging from three to seven years. Mrs. Busquet was elected a director of the Company pursuant to the terms of the Agreement. Upon Mrs. Busquet's resignation as a director, Mr. Alesio was elected to replace her in keeping with the terms of the Agreement.

         In conjunction with the Securities Purchase Agreement with AETRS, the Company entered into a Marketing Agreement with AETRS to jointly market the Company's services to American Express' substantial small business customer base across the country. Under the terms of the Marketing Agreement, AETRS is utilizing its resources to generate appointments with prospects for the Company's services. In addition, the Company and AETRS are working to jointly develop product offerings that enhance the current PEO services offered by the Company. The Marketing Agreement has a seven year term and provides that AETRS will not enter into an alliance with another PEO for the first three years. The Company pays a commission to AETRS based upon the number of worksite employees paid after being referred to the Company pursuant to the Marketing Agreement.

         In January 1997, the Company entered into an employment agreement with John H. Spurgin, II, pursuant to which the Company agreed to employ Mr. Spurgin on the terms set forth therein as the Company's Vice President of Legal, General Counsel and Secretary. This agreement expired on December 31, 1999.

                               PROPOSAL NUMBER 2:

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS


GENERAL

         The Board of Directors has appointed the firm of Ernst & Young, LLP as the Company's independent public accountants for the year ending December 31, 2000, subject to ratification by the Company's stockholders. Ernst & Young, LLP has served as the Company's independent public accountants since 1991. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

REQUIRED AFFIRMATIVE VOTE

         If the votes cast in person or by proxy at the 2000 Annual Meeting of Stockholders in favor of this proposal exceed the votes cast opposing the proposal, the appointment of Ernst & Young, LLP as the Company's independent public accountants for the year ending December 31, 2000 will be ratified.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ERNST & YOUNG, LLP'S APPOINTMENT AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                            PROPOSALS OF STOCKHOLDERS

STOCKHOLDER PROPOSALS FOR 2001 MEETING

         Any proposal of a stockholder intended to be considered for inclusion in the Company's proxy statement for the 2001 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than the close of business on November 30, 2000.

ADVANCE NOTICE REQUIRED FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

        The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the annual meeting to be held in 2001 if it is received not later than the close of business on November 30, 2000 and not earlier than the close of business on October 31, 2000. In addition, the Bylaws require that such written notice set forth (a) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected, and (b) as to such stockholder (i) the name and address, as they appear on the Company's books, of such stockholder, (ii) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder, and (iii) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

         In the case of other proposals by stockholders at an annual meeting, the Bylaws require that such written notice set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the reasons for conducting such business at the annual meeting, (c) the name and address, as they appear on the Company's books, of such stockholder, (d) the class and number of shares of the Company's stock which are beneficially owned by such stockholder, and (e) any material interest of such stockholder in such business.


                              FINANCIAL INFORMATION

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO RUTH HOLUB, INVESTOR RELATIONS ADMINISTRATOR, ADMINISTAFF, INC., 19001 CRESCENT SPRINGS DRIVE, KINGWOOD, TEXAS 77339-3802.



                                             By Order of the Board of Directors

                                             /s/ John H. Spurgin, II

                                             John H. Spurgin, II
                                             Vice President of Legal,
                                             General Counsel and Secretary



March 29, 2000
Kingwood, Texas

PROXY     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS      PROXY
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                                ADMINISTAFF, INC.
                            TO BE HELD ON MAY 2, 2000

     The undersigned hereby appoints Richard G. Rawson and John H. Spurgin, II, or either of them, as the lawful agents and proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated on reverse, all the shares of Common Stock of Administaff, Inc. held of record by the undersigned on March 3, 2000, at the Annual Meeting of Stockholders of Administaff, Inc., to be held at the Company's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas on the 2nd day of May, 2000 at 10:00 a.m., Central Daylight Savings Time, or any reconvened meeting after an adjournment thereof.

      It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE PROXY WILL BE VOTED "FOR" THE PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PERSONS NAMED HEREIN ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                 (Continued and to be signed on reverse side.)

                               ADMINISTAFF, INC.

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                             For    Withheld   For All     The undersigned hereby revokes all
1.   Election of Directors.                  All      All      Except      previous proxies relating to the shares
     Nominees:  01) Paul J. Sarvadi.         [ ]      [ ]       [ ]        of Common Stock covered hereby and
                02) Steven Alesio.                                         confirms all that said Proxy may do by
     FOR ALL EXCEPT NOMINEE CROSSED OUT.                                   virtue hereof.

2.   To ratify the appointment of                                                   Dated:                 , 2000
     Ernst & Young LLP as the                For    Against    Abstain                     ---------------
     Company's independent                   [ ]      [ ]        [ ]
     auditors for the year 2000:                                           Signature(s)
                                                                                        -----------------------------

                                                                           ------------------------------------------
                                                                           This proxy must be signed exactly as the
                                                                           name appears hereon. Joint owners should
                                                                           each sign. Executors, administrators,
                                                                           trustees, etc., should give full title as
                                                                           such. If the signer is a corporation,
                                                                           please sign full corporate name
                                                                           by duly authorized officer.
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